UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2006

Chicago Mercantile Exchange Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-33379	36-4459170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Wacker Drive, Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Definitive Agreement

On October 17, 2006, Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (“CME Holdings”), CBOT Holdings, Inc. (“CBOT Holdings”) and the Board of Trade of the City of Chicago, Inc., a Delaware corporation and a subsidiary of CBOT Holdings (the “CBOT”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which CBOT Holdings will merge with and into CME Holdings (the “Merger”), with CME Holdings continuing as the surviving company. The CBOT will become a subsidiary of CME Holdings following the Merger. Immediately prior to the execution of the Merger Agreement, CBOT Holdings amended its rights agreement to permit the transactions contemplated by the Merger Agreement to occur without triggering the rights under such agreement.

Merger Agreement

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of Class A common stock of CBOT Holdings (other than shares owned by CME Holdings or CBOT Holdings or any of their respective wholly-owned subsidiaries) will be converted into the right to receive 0.3006 shares of Class A common stock of CME Holdings (the “Exchange Ratio”) or, at the election of the holder thereof, cash in an amount equal to the Exchange Ratio multiplied by the average closing sales price, rounded to four decimal points, of the CME Holdings Class A common stock on the New York Stock Exchange for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the Merger (the “Cash Consideration”). The aggregate amount of Cash Consideration will be capped at $3.0 billion and will be prorated among CBOT Holdings’ stockholders in accordance with the Merger Agreement to the extent that the aggregate amount of Cash Consideration elected exceeds this cap. In addition, at the effective time of the Merger, options issued by CBOT Holdings entitling the holder thereof to purchase shares of CBOT Holdings Class A common stock will be converted into options to purchase shares of CME Holdings Class A common stock as adjusted for the Exchange Ratio.

The Merger is subject to a number of closing conditions, including, but not limited to, (i) the approval of the Merger Agreement by the stockholders of CBOT Holdings, (ii) the approval of the repurchase of the Class B common stock of CBOT Holdings and an Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the CBOT by the Series B-1 and Series B-2 members of the CBOT, voting together as a single class in accordance with the terms of the existing Amended and Restated Certificate of Incorporation and Bylaws of the CBOT, (iii) the approval of the stockholders of CME Holdings, (iv) the effectiveness of a Form S-4 registration statement to be filed by CME Holdings and (v) receipt of certain regulatory approvals.

The Merger Agreement contains customary representations and warranties by CME Holdings, CBOT Holdings and the CBOT. The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of the business of CBOT Holdings and its subsidiaries between signing and closing, restrictions on solicitation of proposals with respect to alternative transactions, governmental filings and approvals, public disclosures and similar matters.

The Merger Agreement contains certain termination rights for CME Holdings and CBOT Holdings, and further provides that if the Merger Agreement is terminated under certain circumstances, CME Holdings or CBOT Holdings will be required to pay the other a termination fee of $240.0 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about CME Holdings, CBOT Holdings or the CBOT. As described above, the Merger Agreement contains representations and warranties of each of CME Holdings, CBOT Holdings and the CBOT made to the other parties to the Merger Agreement. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations or warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Important Merger Information

In connection with the proposed merger, the parties intend to file relevant materials with the Securities Exchange Commission (“SEC”), including a joint proxy statement/prospectus regarding the proposed transaction. Such documents, however, are not currently available. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about CME Holdings and CBOT Holdings without charge, at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. Copies of the joint proxy statement/prospectus can also be obtained, without charge, once they are filed with the SEC, by directing a request to Chicago Mercantile Exchange Holdings Inc., Attention: Shareholder Relations, 20 S. Wacker Drive, Chicago, Illinois 60606 , (312) 930-1000 or CBOT Holdings, Inc., Attention: Investor Relations, at 1141 West Jackson, Chicago, Illinois 60604, (312) 435-3500.

CME Holdings and CBOT Holdings and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from CME Holdings and CBOT Holdings stockholders in respect of the proposed transaction. Information regarding CME Holdings and CBOT Holdings’ directors and executive officers is available in their respective proxy statements for their 2006 annual meeting of stockholders. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of October 17, 2006, among Chicago Mercantile Exchange Holdings Inc., CBOT Holdings, Inc. and Board of Trade of the City of Chicago, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chicago Mercantile Exchange Holdings Inc.

By:	/s/ Kathleen M. Cronin
Kathleen M. Cronin
Managing Director, General Counsel and
Corporate Secretary

Dated: October 19, 2006

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of October 17, 2006, among Chicago Mercantile Exchange Holdings Inc., CBOT Holdings, Inc. and Board of Trade of the City of Chicago, Inc.